UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 10, 2010

SYNCHRONOSS TECHNOLOGIES, INC.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	000-52049	06-1594540
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

750 Route 202 South, Suite 600, Bridgewater, New Jersey		08807
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(866) 620-3940

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.07.  Submission of Matters to a Vote of Security Holders.

(a) The annual meeting of stockholders of the Company was held on May 10, 2010.

(b) The stockholders elected all of the Company’s nominees for director, ratified the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year 2010 and re-approved the material terms of, and approved the increase of an additional 3,000,000 shares of common stock available for issuance under, the Company’s 2006 Equity Incentive Plan.

A.    Election of Directors:

Director	Shares For	Shares Withheld
Charles Hoffman	21,528,521	993,841
James McCormick	22,470,264	52,098
Donnie Moore	22,872,307	78,516

B.     Ratification of Ernst & Young LLP:

Shares For:	27,437,430
Shares Against:	276,785
Shares Abstain:	78,516
Broker Non-Votes:	0

C.     Re-approval of the material terms of, and approval of the increase of an additional 3,000,000 shares of common stock available for issuance under, the Company’s 2006 Equity Incentive Plan:

Shares For:	17,833,270
Shares Against:	2,906,174
Shares Abstain:	1,780,217
Broker Non-Votes:	5,706,247

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNCHRONOSS TECHNOLOGIES, INC.

May 13, 2010	By:	/s/ STEPHEN G. WALDIS

Name: STEPHEN G. WALDIS
Title: Chief Executive Officer